UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2015

ROADSHIPS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

134 Vintage Park Blvd., Suite A-183, Houston TX, 77070
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Repurchase Agreement

On April 20, 2015, the Registrant and Tamara Nugent, as trustee for Twenty Second Trust (the “Trust”), entered into a Common Stock Repurchase Agreement (the “Repurchase Agreement”), whereby the Trust agreed to sell 1,796,571,210 shares of the Registrant’s common stock (the “Repurchased Shares”) to the Registrant in exchange for the sum of $17,965.71 (the “Consideration”). The Consideration was paid in the form of $3,652.57 cash from the Registrant and secured by a non-interest bearing demand note issued by the Registrant for $14,313.14. The Repurchased Shares will be held in treasury by and in the name of the Registrant.

The Registrant is authorized by section 160 of the Delaware General Corporation Law, its Certificate of Incorporation and its bylaws to purchase shares of its own stock.

The Board of Directors of the Registrant approved the Repurchase Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the Registrant.

There was no material relationship between the Trust and either the Registrant or the Registrant’s affiliates, except as follows:

1.

Tamara Nugent, is the wife of Micheal Nugent, the President and a director of the Registrant, and the mother of Ashley Nugent, President of Polybia Studios Pty Ltd., a wholly-owned subsidiary of the Registrant.

The description of the terms and conditions of the Repurchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report.

(b) Share Exchange Agreement

On April 22, 2015, the Registrant entered into a Share Exchange Agreement (the “Exchange Agreement”) with Click Evidence Inc., an Arizona corporation (“Click”), and certain shareholders of Click (the “Selling Shareholders”), whereby the Selling Shareholders agreed to sell not less than 90% of all 14,146,230 of the issued and outstanding shares of Click common stock to the Registrant in exchange for restricted shares of the Registrant’s common stock (the “Share Exchange”). Under the terms and subject to the provisions of the Exchange Agreement, each of the Selling Shareholders will receive 127 restricted shares of Roadships common stock for each share of Click common stock sold to the Registrant.

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The closing of the Share Exchange is to take place on May 28, 2015.

The Board of Directors of the Registrant approved the Exchange Agreement and the Share Exchange after determining that they were fair to and in the best interests of the Registrant.

There is no material relationship between the Trust and either the Registrant or the Registrant’s affiliates, except as follows:

1.	Click is engaged in a joint commercial venture with Polybia Studios Pty Ltd., a wholly-owned subsidiary of the Registrant; and

2.

Dr. Jon N. Leonard, the President and a director of Click, who is also the controlling shareholder of Click, is a member of the board of directors of Novagen Ingenium Inc, a Nevada corporation for which Micheal Nugent, the President and a director of the Registrant, is also the President and a director.

The description of the terms and conditions of the Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Exchange Agreement, which is filed as Exhibit 10.2 to this Current Report.

Item 5.01 Changes in Control of Registrant.

(a) Repurchase Agreement

On April 20, 2015, the Registrant and Tamara Nugent, as trustee for Twenty Second Trust (the “Trust”), entered into a Common Stock Repurchase Agreement (the “Repurchase Agreement”), whereby the Trust agreed to sell 1,796,571,210 shares of the Registrant’s common stock to the Registrant in exchange for the sum of $17,965.71 (the “Consideration”). The Consideration was paid in the form of $3,652.57 cash from the Registrant and secured by a non-interest bearing demand note issued by the Registrant for $14,313.14. As a result of the Repurchase Agreement, the Trust has reduced its holdings of the Registrant’s common stock to 596,042,683 shares, representing 49.95% voting control of the Registrant.

Tamara Nugent, has sole voting and investment power over an aggregate of 616,685,291 shares of the Registrant’s common stock, including the shares held by the Trust, representing 51.67% voting control over the Registrant.

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(b) Share Exchange Agreement

On April 22, 2015, the Registrant entered into a Share Exchange Agreement with Click Evidence Inc., an Arizona corporation (“Click”), and certain shareholders of Click (the “Selling Shareholders”), whereby the Selling Shareholders agreed to sell not less than 90% of all 14,146,230 of the issued and outstanding shares of Click common stock to the Registrant in exchange for shares of the Registrant’s common stock (the “Share Exchange”). Each of the Selling Shareholders will receive 127 shares of Roadships common stock for each share of Click common stock sold to the Registrant.

Subject to and upon completion of the Share Exchange, Dr. Jon N. Leonard, the President and a director of Click, who owns 10,000,000 shares of Click common stock and has sole voting and investment control over a further 1,000,000 shares of Click common stock, will have sole voting and investment control over 1,397,000,000 shares of the Registrant’s common stock, representing not less than 47% voting control of the Registrant.

Item 8.01 Other Events.

On January 15, 2015, Tamara Nugent, as trustee for Twenty Second Trust, surrendered one share of Series A Preferred Stock to the Registrant in exchange for $1.00. As a result of the surrender, the Registrant has no shares of any class or series of Preferred Stock issued or outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Common Stock Repurchase Agreement dated April 20, 2015, between Roadships Holdings Inc. and Tamara Nugent as trustee for Twenty Second Trust

10.2	Share Exchange Agreement dated April 23, 2015, among Roadships Holdings Inc., Click Evidence Inc. and certain shareholders of Click Evidence Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADSHIPS HOLDINGS INC.

Date: April 24, 2015	By:	/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO

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